UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
(Amendment No.    )

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Mister Car Wash, Inc.
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2023 Notice of Annual Meeting

and Proxy Statement

Mister Car Wash, Inc.

222 E. 5th Street

Tucson, Arizona 85705

April 12, 2023

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Mister Car Wash, Inc., a Delaware corporation, which will be held virtually on Thursday, May 25, 2023, at 10:00 a.m., Mountain Standard Time for the purposes described in the attached Proxy Statement. To participate in the Annual Meeting virtually via the Internet, please visit www.proxydocs/MCW. In order to attend, you must register in advance at www.proxydocs.com/MCW prior to the deadline of May 25, 2023, at 10:00 am Mountain Standard Time. During your registration, you will have an opportunity to submit questions and upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting. You will not be able to attend the Annual Meeting in person. We will have technicians ready to assist you with any technical difficulties you may have when accessing the virtual meeting website. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on March 31, 2023, a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at this Annual Meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting. Please vote electronically over the Internet, by telephone, by Alexa, or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. If you decide to attend the virtual Annual Meeting, you will be able to vote electronically, even if you have previously submitted your proxy.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

John Lai
Chairperson, President and Chief Executive Officer

Mister Car Wash, Inc.

222 E. 5th Street

Tucson, Arizona 85705

Notice of Annual Meeting of Stockholders to be Held on May 25, 2023

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders of Mister Car Wash, Inc., a Delaware corporation, will be held virtually at www.proxydocs.com/MCW on Thursday, May 25, 2023, at 10:00 a.m., Mountain Standard Time (the “Annual Meeting”). To attend, you must register in advance at www.proxydocs.com/MCW prior to the deadline of May 25, 2023, at 10:00 a.m. Mountain Standard Time.

The Annual Meeting will be held for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.

to elect J. Kristofer Galashan, Jeffrey Suer, Ronald Kirk, and Veronica Rogers as Class II directors to hold office until the Company’s annual meeting of stockholders to be held in 2026 and until their respective successors have been duly elected and qualified;

2.	to ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation;

4.	to vote on an advisory (non-binding) resolution regarding the frequency of holding future advisory votes on the compensation of our Named Executive Officers; and

5.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Holders of record of our common stock as of the close of business on March 31, 2023 (“Record Date”) are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement. This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, on or about April 12, 2023. Additionally, the Proxy Statement and our Annual Report are available free of charge at www.investorelections.com/MCW.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please read the attached Proxy Statement carefully and promptly vote your shares by Internet, telephone, or Alexa voting as described on your proxy card, or by completing, signing, dating, and returning your proxy card.

By Order of the Board of Directors

John Lai
Chairperson, President and Chief Executive Officer

Tucson, Arizona

April 12, 2023

General Information About the Annual Meeting and Voting	1

Proposal No. 1 Election of Directors	6

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm	10

Proposal No. 3 Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Reflect Delaware Law Provisions Regarding Officer Exculpation	13

Proposal No. 4 Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	15

Executive Officers	16

Corporate Governance	17

Compensation Discussion and Analysis	24

Security Ownership of Certain Beneficial Owners and Management	46

Delinquent Section 16(a) Reports	48

Certain Transactions with Related Persons	48

Stockholder Proposals and Director Nominations	49

Householding	51

2022 Annual Report	52

Appendix A: Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company	53

Appendix B: Definitions and Reconciliations of Non-GAAP Financial Measures	54

2023 Proxy Statement	i

Mister Car Wash, Inc.

222 E. 5th Street

Tucson, Arizona 85705

Proxy Statement

For the Annual Meeting of Stockholders

to be held on May 25, 2023

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2022 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Mister Car Wash, Inc. (the “Company,” “Mister,” “we,” “us,” or “our”), in connection with our 2023 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available on or about April 12, 2023.

General Information About the Annual Meeting and Voting

When and where will the Annual Meeting be held?

The Annual Meeting will be held virtually via webcast at www.proxydocs.com/MCW on Thursday, May 25, 2023, at 10:00 a.m., Mountain Standard Time. To attend the Annual Meeting virtually, you must register in advance at www.proxydocs.com/MCW.

What are the purposes of the Annual Meeting?

The Annual Meeting will be held for the following purposes as more fully described in this Proxy Statement:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.
•	Proposal No. 3: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation.
•	Proposal No. 4: Advisory vote on frequency of future advisory votes on executive compensation.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of

2023 Proxy Statement	1

Proxy Statement

mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet, telephone, or Alexa your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all your shares. To ensure that all your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, the Internet, or Alexa or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet, telephone, or Alexa your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on March 31, 2023 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement ,or adjournment thereof. At the close of business on the Record Date, there were 308,066,852 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker, or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker, or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

2	2023 Proxy Statement

Proxy Statement

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposals No. 1, 3 and 4 are each considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on each such proposal. Therefore, if you do not provide voting instructions to your broker with respect to these matters, it will result in a broker non-vote with respect to such proposals. Broker non-votes, if any, will have no effect on the outcome of Proposals 1 and 4 and will have the same effect as a vote “against” Proposal 3. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are four ways to vote by proxy:

•	by Internet — You can vote over the Internet at www.proxypush.com/MCW by following the instructions on the Notice and Access Card or proxy card;
•	by Telephone — You can vote by telephone by calling 866-447-0865 and following the instructions on the proxy card;
•	by “Alexa, Vote My Proxy” — You can vote by opening your Alexa app and following the instructions on the proxy card; or
•	by Mail — You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.

Internet and Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 24, 2023.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record for your shares to be voted.

Will there be a question-and-answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our Annual Report on Form 10-K;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.

2023 Proxy Statement	3

Proxy Statement

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of each of the nominees, J. Kristofer Galashan, Jeffrey Suer, Ronald Kirk, and Veronica Rogers as Class II directors of the Board.
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
•	FOR the amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation.
•	ONE YEAR for the frequency of future advisory votes on executive compensation.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)
Proposal No. 3: Approval of an - Amendment to the Company’s Amended and Restated Certificate of Incorporation to Reflect Delaware Law Provisions Regarding Officer Exculpation	The affirmative vote of the holders of a majority of the common stock outstanding with the power to vote at an election of directors.	“FOR” “AGAINST” “ABSTAIN”	Abstentions will have the effect of votes against this proposal	No(3)
Proposal No. 4: Advisory Vote on - Frequency of Future Advisory Votes On Executive Compensation	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.	“ONE YEAR” “TWO YEARS” “THREE YEARS” “ABSTAIN”	None	No(3)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)

As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

4	2023 Proxy Statement

Proxy Statement

Who will count the votes?

Representatives of Mediant Communications (“Mediant”) will tabulate the votes, and a representative of Mediant will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone. Alexa or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices, provided such statement is received no later than May 24, 2023;
•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 24, 2023;
•	submitting a properly signed proxy card with a later date that is received no later than May 24, 2023; or
•	attending the virtual Annual Meeting, revoking your proxy, and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker, or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank, or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone, Alexa or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

2023 Proxy Statement	5

Proposal No. 1 Election of Directors

Board Size and Structure

Our amended and restated certificate of incorporation, as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at ten, and we currently have nine directors serving on the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class of directors must stand for re-election no later than the third annual meeting of stockholders after their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation, or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office although less than a quorum, or by the sole remaining director. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation, retirement, disqualification, or removal.

Current Directors and Terms

Our current directors and their respective classes and terms are set forth below.

Class I Directors - Current Term Ending at 2025 Annual Meeting	Class II Directors — Current Term Ending at 2023 Annual Meeting	Class III Directors — Current Term Ending at 2024 Annual Meeting

John Lai	J. Kristofer Galashan	Dorvin Donald Lively

Jonathan Seiffer	Jeffrey Suer	Jodi Taylor

John Danhakl	Ronald Kirk

Veronica Rogers

Nominees for Director

Messrs. Galashan, Suer, and Kirk and Ms. Rogers have been nominated by the Board to stand for election. As the directors assigned to Class II, Messrs. Galashan, Suer and Kirk and Ms. Rogers’ current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Messrs. Galashan, Suer and Kirk and Ms. Rogers will each serve for a term expiring at our annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”) and the election and qualification of his or her successor or until his or her earlier death, resignation, retirement, disqualification, or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees and Continuing Directors

The following pages contain certain biographical information as of April 12, 2023 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

6	2023 Proxy Statement

Proposal No. 1 Election of Directors

Board Composition and Expertise

We believe that each of our directors has the experience, skills, qualities, and time to successfully perform his or her duties as a director and contribute to our Company’s success. In selecting these directors, the Board determined each to be of high integrity and good judgment, with a record of accomplishment in their chosen fields, and displaying the independence of mind and strength of character to effectively represent the best interests of all stockholders and provide practical insights and diverse perspectives. Our directors are diverse in age, gender, tenure, ethnic background, and professional experience: 22% identify as female, 11% identify as African American and 11% identify as multiracial. Together they produce a cohesive body in terms of board process, collaboration, and mutual respect for differing perspectives. For more information on Mister’s director nomination process, see “Nominating and Corporate Governance Committee — Director Nomination Process” below.

The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes, and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Nominees for Election to Three-Year Terms Expiring No Later than the 2026 Annual Meeting

Class II Directors	Age	Director Since	Current Position at Mister

J. Kristofer Galashan	45	2014	Director

Jeffrey Suer	37	2014	Director

Ronald Kirk	68	2021	Director

Veronica Rogers	45	2021	Director

J. Kristofer Galashan has served as a member of our board of directors since August 2014. Mr. Galashan is a Partner of Leonard Green & Partners where he joined as an associate in 2002. Mr. Galashan also serves on the board of directors of the following companies: USHG Acquisition Corp. since February 2021, Life Time Group Holdings, Inc. since March 2015, Container Store Group, Inc. since August 2007 and previously served on the board of directors for BJ’s Wholesale Club Holdings, Inc. from 2011 to 2019. Mr. Galashan earned a B.A. in Honors Business Administration from the Richard Ivey School of Business at the University of Western Ontario. We believe Mr. Galashan is qualified to serve on our board of directors due to his extensive experience investing in and supporting high-growth, market-leading companies.

Jeffrey Suer has served as a member of our board of directors since August 2014. Mr. Suer is a Partner of Leonard Green & Partners, a private equity investing firm. Prior to joining Leonard Green & Partners in August 2013, Mr. Suer previously served as a private equity associate at Apollo Global Management LLC and a mergers and acquisitions analyst at Morgan Stanley. Mr. Suer received an M.B.A. from Harvard Business School, and a B.S. in Mathematics/Economics from the University of California, Los Angeles. We believe Mr. Suer is qualified to serve on our board of directors due to his extensive experience investing in and supporting high-growth, market-leading companies.

Ronald Kirk has served as a member of our board of directors since October 2021. Mr. Kirk has been Senior Of Counsel at the law firm of Gibson, Dunn & Crutcher LLP since April 2013. From 2009 until 2013, Mr. Kirk served as the U.S. Trade Representative under President Obama, where he focused on the development and enforcement of U.S. intellectual property law. Prior to serving as U.S. Trade Representative, from 2005 to 2009, Mr. Kirk was a partner of the law firm of Vinson & Elkins LLP and, from 1994 to 2005, was a partner in the Corporate Securities Practice of Gardere Wynne & Sewell LLP. Mr. Kirk currently serves on the board of Texas Instruments Incorporated and the board of Macquarie Infrastructure Holdings, LLC. Mr. Kirk received a B.A. in Political Science and Sociology from Austin College and a J.D. from University of Texas at Austin School of Law. We believe Mr. Kirk is qualified to serve on our board of directors due to his broad leadership experience and experience as an independent director for other public companies.

Veronica Rogers has served as a member of our board of directors since October 2021. Ms. Rogers has served as Senior Vice President, Head of Global Sales and Business Operations of Sony Interactive Entertainment LLC from January 2020 to April 2023 where she led go-to-market strategy globally both physically and digitally, including PlayStation Store and subscription Services with more than 45 million subscribers. From 2006 to 2020, she served in various managerial roles in sales,

2023 Proxy Statement	7

Proposal No. 1 Election of Directors

marketing, and business development at Microsoft Corporation, most recently as Vice President, Device Partner, Sales from 2018 to 2020. Ms. Rogers received a B.A. in Economics and a Master of Arts degree in Economics from the University of Cambridge, as well as a Master of Science degree in European Political Economy and Political Science from the London School of Economics. We believe Ms. Rogers is qualified to serve on our board of directors due to her experience as an executive officer of public companies.

Class III Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position with Mister

Dorvin Donald Lively	64	2021	Director

Jodi Taylor	60	2021	Director

Dorvin Donald Lively has served as a member of our board of directors since June 2021. Mr. Lively served as the President of Planet Fitness, Inc. from May 2017 until his retirement in October 2022, and previously served as their Chief Financial Officer from July 2013 until January 2019. Mr. Lively previously served as Executive Vice President, Chief Financial Officer, interim Chief Executive Officer, and Chief Administrative Officer for RadioShack Corporation from August 2011 to July 2013, and prior to RadioShack, Mr. Lively served as Chief Financial Officer at Ace Hardware Corp. Mr. Lively has served as Director and Chair of the Audit Committee for European Wax Center, Inc. since March 2021. Mr. Lively received a B.A. from the University of Arkansas. We believe Mr. Lively is qualified to serve on our board of directors due to his experience as an executive officer at industry leading retail and service companies.

Jodi Taylor has served as a member of our board of directors since June 2021. Ms. Taylor previously served as an executive officer of Container Store Group, Inc., a publicly traded specialty retailer of storage and organization products, until her retirement in March 2021. She was the Chief Financial Officer from December 2007 through August 2020, the Secretary from October 2013 through March 2021, and the Chief Administrative Officer from July 2016 through March 2021. Prior to joining Container Store Group, Inc., Ms. Taylor spent nine years as the Chief Financial Officer and Secretary of Harold’s Stores, Inc., a regional specialty retailer of high-end apparel. Since August 2020, Ms. Taylor has served on the board of directors of the J.M. Smucker Company, where she also serves as chair of the audit committee. She has been a certified public accountant since 1984 (inactive since 2021), starting with an accounting role at Deloitte & Touche L.L.P. We believe Ms. Taylor is qualified to serve on our board of directors due to her experience as an executive officer of a public company and her financial and accounting expertise.

Class I Directors Whose Terms Expire at the 2025 Annual Meeting of Stockholders

Class I Directors	Age	Director Since	Current Position at Mister

John Lai	59	2013	Chief Executive Officer and Director

Jonathan Seiffer	51	2014	Director

John Danhakl	67	2014	Director

John Lai has served as our President and Chief Executive Officer and as a member of our board of directors since June 2013, and previously served as our Vice President of Market Development. Mr. Lai joined Mister Car Wash in 2002. Mr. Lai has served as a director at the Southern Arizona Leadership Council since December 2019. Mr. Lai received a B.S. from the University of Arizona. We believe that Mr. Lai is qualified to serve on our board of directors based on his understanding of our business and operations and perspective as our President and Chief Executive Officer.

Jonathan Seiffer has served as a member of our board of directors since August 2014. Mr. Seiffer is a Senior Partner at Leonard Green & Partners, a private equity investing firm, which he joined as an Associate in October 1994. Mr. Seiffer has also served on the board of directors of Signet Jewelers, LTD since 2019, AerSale Corporation since December 2020 and previously served on the Boards of Directors of Whole Foods Market, Inc. from 2008 to 2017 and BJ’s Wholesale Club from 2011 to 2020. Mr. Seiffer obtained a B.S. in finance and systems engineering from the University of Pennsylvania. We believe Mr. Seiffer is qualified to serve on our board of directors due to his extensive experience investing in and supporting high-growth, market-leading companies.

8	2023 Proxy Statement

Proposal No. 1 Election of Directors

John Danhakl has served as a member of our board of directors since August 2014. Mr. Danhakl has served as the Managing Partner of Leonard Green & Partners, a private equity investing firm, since 1995. Mr. Danhakl has also served on the board of directors of IQVIA Holdings Inc. since February 2010 and Life Time Group Holdings, Inc. since June 2015. Mr. Danhakl received an M.B.A. from Harvard Business School, and a B.A. in economics from the University of California, Berkeley. We believe Mr. Danhakl is qualified to serve on our board of directors due to his extensive experience investing in and supporting high-growth, market-leading companies, and his experience as a financial analyst.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of J. Kristofer Galashan, Jeffrey Suer, Ronald Kirk, and Veronica Rogers as a Class II director to hold office until the 2026 Annual Meeting and until his or her respective successor has been duly elected and qualified.

2023 Proxy Statement	9

Proposal No. 2 Ratification of Appointment of Independent Registered

Public Accounting Firm

Appointment of Independent Registered Public Accounting Firm

The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2018. Upon consideration of these and other factors, the Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Although ratification is not required by our amended and restated bylaws (“Bylaws”) or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm, and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Fees Paid to Deloitte & Touche LLP

The following table sets forth the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to the Company in each of the last two fiscal years.

	Year Ended December 31,
	2022	2021

Audit Fees	$1,398,000	$921,637

Audit-Related Fees	35,000	1,694,875

Tax Fees	502,700	591,481

All Other Fees	—	—

Total	$1,935,700	$3,207,993

Audit fees for the fiscal years ended December 31, 2022, and December 31, 2021, consisted of fees billed for professional services rendered for the audit and interim reviews of Mister’s financial statements.

Audit-related fees for the fiscal years ended December 31, 2022, and December 31, 2021, consisted of fees billed for work performed in connection with SEC filings related to registration statements and comfort letters issued to underwriters, and merger and acquisition due diligence services provided in connection with potential acquisitions.

Tax fees for the fiscal years ended December 31, 2022, and December 31, 2021, consisted of fees related to federal and state income tax and indirect tax return compliance and consulting matters.

10	2023 Proxy Statement

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Pre-Approval Policies and Procedures

The formal written charter for our Audit Committee requires that the Audit Committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.

On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

All services reported in the Audit, Audit-Related, Tax and All Other Fees categories above were approved by the audit committee. The above-described services provided to us by Deloitte & Touche LLP prior to our initial public offering, effective June 24, 2021 (“IPO”) were provided under engagements entered into prior to our adoption of our pre-approval policies and, following our IPO, in accordance with such policies.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Audit Committee Report

The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance – Audit Committee.” Under the audit committee charter, management is responsible for preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the audit committee reviewed and discussed with management and Deloitte & Touche LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements of the fiscal year ended December 31, 2022, and internal control over financial reporting. The audit committee also

2023 Proxy Statement	11

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered accounting firm’s communications with the audit committee concerning independence and discussed with the Company’s independent registered public accounting firm their independence from the Company.

Based upon review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Jodi Taylor (Chair)

Dorvin Donald Lively

Ronald Kirk

12	2023 Proxy Statement

Proposal No. 3 Approval of an Amendment to the Company’s Amended

and Restated Certificate of Incorporation to Reflect Delaware Law Provisions Regarding Officer Exculpation

General

As part of its continuing review of our corporate governance standards and practices, the Board unanimously approved and declared advisable, subject to stockholder approval, an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to update the current exculpation and liability provisions in Article VII of our Amended and Restated Certificate of Incorporation to reflect developing law. The form of the proposed Certificate of Amendment to our Amended and Restated Certificate of Incorporation setting forth the Amendment, which would be filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) if Proposal No. 3 is approved by stockholders, is attached to this proxy statement as “Appendix A.”

Effective August 1, 2022, Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) was amended (as amended, “Amended 102(b)(7)”) to enable a corporation to include in its certificate of incorporation a provision exculpating certain corporate officers from liability for breach of the fiduciary duty of care in certain circumstances. Previously, Section 102(b)(7) provided for exculpation for directors only. Amended 102(b)(7) allows for the exculpation of certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Further, Amended 102(b)(7) does not permit a corporation to exculpate covered officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Under Amended 102(b)(7), the officers who may be exculpated include a person who (i) is the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer of the corporation at any time during the course of conduct alleged in the action or proceeding to be wrongful, (ii) is or was identified in the corporation’s public filings with the SEC because such person is or was one of the most highly compensated executive officers of the corporation, or (iii) has consented to services of process in Delaware by written agreement (collectively, “covered officers”).

Effect of the Amendment

The proposed Amendment would allow for the exculpation of our officers to the fullest extent permitted by the DGCL. As described above, this means that the proposed Amendment would allow for the exculpation of covered officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Further, the Amendment would not limit the liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts, or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.

Rationale for Adoption of Amendment

In approving the Amendment and recommending it for approval by our stockholders, the Board considered the narrow class and type of claims to which Amended 102(b)(7) applies, the limited number of officers that are covered by Amended 102(b)(7) and the benefits the Board believes would accrue to the Company from providing officer exculpation including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits. For these reasons, the Board determined that it is advisable and in the best interests of the Company and our stockholders to amend Article VII of our Amended and Restated Certificate of Incorporation to add the liability protection afforded by Amended 102(b)(7) for covered officers.

2023 Proxy Statement	13

Proposal No. 3 Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Reflect Delaware Law Provisions Regarding Officer Exculpation

The foregoing description of the proposed Amendment is a summary and is qualified by the full text of the proposed Amendment as set forth in the form of Certificate of Amendment attached to this proxy statement as “Appendix A.” If our stockholders approve the Amendment, our Board has authorized our officers to file the Certificate of Amendment with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of the Amendment at the Annual Meeting, and the Amendment would become effective upon acceptance by the Delaware Secretary of State.

If our stockholders do not approve the Amendment, the Company’s current exculpation provisions relating to directors will remain in place, and the Certificate of Amendment will not be filed with the Delaware Secretary of State. However, even if our stockholders approve the Amendment, our Board retains discretion under Delaware law not to implement it.

Vote Required

Approval of the Amendment requires the affirmative vote of a majority of the common stock outstanding with the power to vote at an election of directors, voting together as a single class. Abstentions and broker non-votes will have the effect of votes against this proposal.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the Amendment of our Amended and Restated Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation.

14	2023 Proxy Statement

Proposal No. 4 Advisory Vote on Frequency of Future Advisory Votes on

Executive Compensation

We became a public reporting company in June 2021. As of December 31, 2022, we ceased to be an emerging growth company and, therefore, this Proxy Statement includes an advisory vote of our stockholders on the preferred frequency of future stockholder advisory votes on the compensation of our named executive officers. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for such a stockholder advisory vote at future annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.

Although this vote is non-binding, the Compensation Committee and the Board will review the results of the vote. The Board has determined that providing stockholders with an advisory vote on the compensation of our named executive officers every year will be the most effective means for conducting and responding to such Advisory Vote. It provides the most consistent and clear communication channel for stockholders to express their views on our executive compensation program every year.

While the Board has determined that providing stockholders with an advisory vote on the compensation of our named executive officers once every year is advisable and, therefore, recommends that you approve an annual vote, the Compensation Committee and the Board will consider our stockholders’ concerns and take them into account in determining how frequently the advisory vote on the compensation of our named executive officers occurs.

Vote Required

The frequency that receives the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on this proposal will be the frequency recommended by stockholders. If no frequency (one year, two years, or three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders, on an advisory basis.

Board Recommendation

The Board of Directors unanimously recommends a vote for ONE YEAR regarding the non-binding frequency of future advisory votes on executive compensation.

2023 Proxy Statement	15

Executive Officers

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 12, 2023. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position	In Current Position Since

John Lai	59	Chief Executive Officer, President, and Director	2013

Jedidiah Gold	43	Chief Financial Officer	2019

Mayra Chimienti	39	Chief Operating Officer	2022

Markus Hartmann	59	General Counsel	2022

See page 8 of this Proxy Statement for the biography of John Lai.

Jedidiah Gold has served as our Treasurer and Chief Financial Officer since July 2019. Mr. Gold previously served as Senior Director Finance, Assistant Treasurer at Yum Brands, Inc. from May 2016 to July 2019, and as Chief Financial Officer MENAPak at KFC Corporation from October 2014 to May 2016. Mr. Gold served as a director for the Mister Cares Foundation from April 2020 through March 2022. Mr. Gold received a M.B.A. in Finance and Accounting from Indiana University and a B.S. in accounting from the University of Utah.

Mayra Chimienti was promoted to Chief Operating Officer in March 2022 and previously served as our Vice President, Operations Services since July 2017. Ms. Chimienti joined our Company in 2007 and previously served as our Director of Training & Development from March 2013 to July 2017. Ms. Chimienti has served as a director for the Mister Cares Foundation since April 2020. Ms. Chimienti received a B.A. in Media Advertising from the University of Texas, El Paso.

Markus Hartmann has served as our General Counsel since October 2022. Mr. Hartmann previously served as Senior Compliance Officer for Stryker Corporation (Spine Division) from May 2021 to October 2022, as Vice President -General Counsel and Corporate Secretary for Carrols Restaurant Group, Inc. from February 2020 to March 2021, and as Vice President – Technical Compliance NAFTA for Mercedes-Benz Research & Development North America, Inc. (A Daimler company) from November 2018 to February 2020. From September 2017 to October 2018, he was engaged as a contract attorney for a pharmaceutical company. Mr. Hartmann received a J.D. from Harvard Law School, an M.B.A. from Le Moyne College and a B.A. in Political Science from Colorado College.

16	2023 Proxy Statement

Corporate Governance

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Governance” section of the “Investor Relations” page of our website located at: www.ir.mistercarwash.com, or by writing to our Corporate Secretary at our offices at 222 E. 5th Street, Tucson, Arizona 85705. Among the topics addressed in our Corporate Governance Guidelines are:

•	Board independence and qualifications
•	Executive sessions of independent directors
•	Selection of new directors
•	Director orientation and continuing education
•	Limits on board service
•	Change of principal occupation
•	Term limits
•	Director responsibilities
•	Director compensation
•	Conflicts of interest
•	Board access to senior management
•	Board access to independent advisors
•	Board self-evaluations
•	Board meetings
•	Meeting attendance by directors and non-directors
•	Meeting materials
•	Board committees, responsibilities, and independence
•	Succession planning

Board Leadership Structure

Our Board of Directors currently combines the roles of Chairperson of the Board and Chief Executive Officer. These positions are held by John Lai, as our Chairperson and Chief Executive Officer. The Board of Directors has determined that combining these positions currently serves the best interests of the Company and its stockholders. Our Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairperson because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the consideration and execution of strategy. The Board of Directors believes that the combined position of Chairperson and Chief Executive Officer promotes the development of policy and plans and facilitates information flow between management and the board of directors, which is essential to effective governance.

We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Controlled Company Exemption

As Leonard Green & Partners, L.P. (“LGP”) controls more than 50% of the voting power for the election of our directors, we qualify as a “controlled company” within the meaning of the applicable New York Stock Exchange (“NYSE”) rules and regulations (“NYSE rules”). As a “controlled company,” we may elect not to comply with certain corporate governance standards, including the requirements:

•	that a majority of our board of directors consist of independent directors; and
•

that our board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

Although we currently comply with the NYSE rules applicable to companies that do not qualify as a “controlled company” we may at any time and from time-to-time avail of some or all of the exemptions listed above for so long as we remain a “controlled company.”

2023 Proxy Statement	17

Corporate Governance

Director Independence

Under our Corporate Governance Guidelines and the applicable NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Mmes. Rogers and Taylor and Messrs. Danhakl, Galashan, Kirk, Lively, Seiffer and Suer, representing eight of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the NYSE rules. Susan Docherty was independent during her service on our Board of Directors in 2022. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.

Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee operates under a written charter, available on the Company website at www.ir.mistercarwash.com.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John Danhakl
J. Kristofer Galashan		✓	✓
Ronald Kirk	✓		✓
John Lai
Dorvin Donald Lively	✓
Veronica Rogers		CHAIR
Jonathan Seiffer		✓	CHAIR
Jeffrey Suer
Jodi Taylor	CHAIR

Audit Committee

Our Audit Committee is responsible for, among other things:

•	overseeing our accounting and financial reporting process;
•

appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;

•	discussing with our independent auditor any audit problems or difficulties and management’s response;
•

pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the Audit Committee or exempt from such requirement under the rules of the SEC);

18	2023 Proxy Statement

Corporate Governance

•	reviewing and discussing our annual and quarterly financial statements with management and our independent auditor;
•	discussing our risk management policies and overseeing management of such risks;
•	reviewing and approving or ratifying any related person transactions;
•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	discussing with management procedures with respect to risk assessment and risk management; and
•	preparing the Audit Committee report required by SEC rules.

Our Audit Committee currently consists of Dorvin Donald Lively, Ronald Kirk and Jodi Taylor, with Ms. Taylor serving as chair. All members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules and regulations. Our Board of Directors has affirmatively determined that each member of our Audit Committee qualifies as “independent” under the NYSE rules applicable to Audit Committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”) applicable to Audit Committee members. During her service on our Audit Committee in 2022, Susan Docherty met the requirements for financial literacy under the applicable NYSE rules and regulations and qualified as “independent” under the NYSE rules applicable to Audit Committee members and Rule 10A-3 of the Exchange Act. In addition, our Board of Directors has determined that each of Ms. Taylor and Mr. Lively qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•

reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting our Chief Executive Officer’s compensation;

•	reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;
•	reviewing and making recommendations to our Board of Directors regarding director compensation;
•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements; and
•	appointing and overseeing any compensation consultants;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
•	preparing the annual Compensation Committee report required by SEC rules, to the extent required.

Our Compensation Committee currently consists of J. Kristofer Galashan, Jonathan Seiffer, and Veronica Rogers, with Ms. Rogers serving as chair. Our Board of Directors has determined that each member of our Compensation Committee qualifies as “independent” under the NYSE rules applicable to Compensation Committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act. During her service on our Compensation Committee in 2022, Susan Docherty qualified as “independent” under the NYSE rules applicable to the Compensation Committee members and was a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel, and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the Compensation Committee reviews and considers the independence of such consultant, counsel, or advisor in accordance with applicable NYSE rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Compensation Committee.

Compensation Consultants

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged the services of Exequity LLP (“Exequity”) as its independent outside compensation consultant.

2023 Proxy Statement	19

Corporate Governance

As requested by the Compensation Committee, in 2022, Exequity’s services to the Compensation Committee included: providing executive compensation advisory services, helping evaluate our compensation philosophy and objectives and providing guidance in administering our executive compensation program.

All executive compensation services provided by Exequity during 2022 were conducted under the direction or authority of the Compensation Committee, and all work performed by Exequity was approved by the Compensation Committee. Neither Exequity nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The Compensation Committee evaluated whether any work provided by Exequity raised any conflict of interest for services performed during 2022 and determined that it did not.

In 2022, Exequity provided services to our company solely related to executive, employee, and director compensation as well as broad-based plans. These broad-based plans were non-discriminatory in scope, terms, and operation, and they did not favor our executive officers or directors. Instead, they were accessible to all salaried employees in general.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board and ensure the Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;
•	recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;
•	developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and
•	overseeing the annual evaluations of our Board, its committees and management.

Our Nominating and Corporate Governance Committee currently consists of J. Kristofer Galashan, Ronald Kirk, and Jonathan Seiffer, with Mr. Seiffer serving as chair. Our Board has determined that each member of our Nominating and Corporate Governance Committee qualifies as “independent” under NYSE rules applicable to Nominating and Corporate Governance Committee members.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2022, those who served on the Compensation Committee were Veronica Rogers, Jonathan Seiffer, Susan Docherty (until her resignation from the Board of Directors effective January 11, 2023), and J. Kristofer Galashan (following his appointment to the Compensation Committee effective January 11, 2023). During 2022, no member of the Compensation Committee was an officer or employee of the Company at any time during 2022 or as of the date of this Proxy Statement, nor was any such individual a former officer of the Company. In 2022, no member of our Compensation Committee had any relationship or transaction with us that would require disclosure as a “related person transaction” under Item 404 of SEC Regulation S-K in this Proxy Statement other than the information provided under the section entitled “Certain Transactions with Related Persons.” See also “Compensation Discussion and Analysis – 2022 Director Compensation” for a description of compensation paid to members of the Compensation Committee.

Board and Board Committee Meetings and Attendance

During fiscal 2022, our Board of Directors met four times, the Audit Committee met eight times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met four times. In 2022, each of our incumbent directors then-serving attended at least 75% of the meetings of the Board and committees on which he or she served as a member.

Independent Director Executive Sessions

Our independent directors meet in executive sessions without management on a regularly scheduled basis. A presiding director is selected on a rotating basis from among the independent directors in alphabetical order of last name and serves as the lead non-management director of those sessions.

20	2023 Proxy Statement

Corporate Governance

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines require the attendance of our Board members at our annual meetings of stockholders. All members of our Board of Directors attended the annual meeting of stockholders held in 2022.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the Nominating and Corporate Governance Committee considers candidates of high integrity and good judgment who have a record of accomplishment in their chosen fields, and who display the independence of mind and strength of character to effectively represent the best interests of all stockholders and provide practical insights and diverse perspectives. The following table demonstrates the desired relevant skills and experiences of candidates the Nominating and Corporate Governance Committee considers to positively impact our strategic growth initiatives:

Strategic Initiatives	Desired Relevant Skills/Experience

Increase convenience and awareness by expanding our Footprint and increasing retail and membership traffic	Growth Leadership — Management and financial stewardship of a growing public company

Enhance the member experience through digital innovation	Technology or Digital — Demonstrable understanding of technology, digital platforms, or data security and analytics

Attract and retain diverse talent at every level	Talent Development — Building employee knowledge and skills to maximize their potential development

Develop next generation wash products and services	Marketing / Brand Management — Development and management of well-known brands or products and services similar to ours

Make a sustainable impact in the communities in which we operate	People / Community Conscious — Social mission implementation and good stewardship of environmental and human resources.

We consider diversity, such as gender, race, ethnicity and membership of underrepresented communities, a meaningful factor in identifying director nominees and view such diversity characteristics as meaningful factors to consider, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider potential conflicts of interest with the candidate’s other personal and professional pursuits, the director’s tenure, performance, past attendance at meetings, and participation in and contributions to the activities of the Board in the context of the Board evaluation process and other perceived needs of the Board.

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders, and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. Mr. Galashan and Mr. Suer, two of our Class II director nominees, were initially recommended to serve as members of our Board by LGP, our controlling stockholder. Mr. Kirk and Ms. Rogers, also Class II director nominees, were initially recommended to serve as members of our Board by a third-party search firm. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. In their consideration, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above.

2023 Proxy Statement	21

Corporate Governance

We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Mister Car Wash, Inc., 222 E. 5th Street, Tucson, Arizona 85705. All recommendations for director nominations received by the Corporate Secretary that satisfy our Bylaws’ requirements relating to such director nominations, will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

Board Role in Risk Oversight

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function primarily by its Audit Committee, as well as its Compensation Committee and Nominating and Corporate Governance Committee. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks.

The Audit Committee is responsible for reviewing and discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, and shall oversee management of financial risks and other material risks applicable to the Company. Through its regular meetings with management and our independent auditors, the Audit Committee reviews and discusses our management’s assessment of risk exposures including liquidity, credit and operational risks and the process in place to monitor such risks and review results of operations, financial reporting, and assessments of internal controls over financial reporting. The Compensation Committee assists the Board by overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee assists the Board by managing risks associated with the independence of the Board. In addition, our Board receives periodic detailed operating performance reviews from management.

Committee Charters and Corporate Governance Guidelines

Our Corporate Governance Guidelines, charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and other corporate governance information are available under the Governance section of the Investor Relations page of our website located at www.ir.mistercarwash.com, or by writing to our Corporate Secretary at our offices at 222 E. 5th Street, Tucson, Arizona 85705.

Code of Business Conduct and Ethics

We have adopted a Code of Conduct (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer or controller, or persons performing similar functions.

22	2023 Proxy Statement

Corporate Governance

Our Code of Conduct is available under the Governance section of the Investor Relations page of our website located at www.ir.mistercarwash.com. In addition, we intend to post on our website all disclosures that are required by law or the NYSE rules concerning any amendments to, or waivers of, any provisions of our Code of Conduct.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to our directors, officers, and employees. The policy prohibits our directors, officers, and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board of Directors, the Chairperson, a specified Board Committee, Independent Presiding Director, or our non-management directors as a group, may do so by directing such correspondence to the following address: Board of Directors, Mister Car Wash, Inc., 222 East 5th Street, Tucson, Arizona 85705, Attn: Corporate Secretary. Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Company initially will receive and process communications before forwarding them to the appropriate addressee. The Corporate Secretary will forward the communication to the appropriate director or directors as appropriate.

2023 Proxy Statement	23

Compensation Discussion and Analysis

General

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal 2022, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2022 and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2022, are:

•	John Lai, Chief Executive Officer, President and Director;
•	Jedidiah Gold, Chief Financial Officer;
•	Mayra Chimienti, Chief Operating Officer (and who previously served as Vice President, Operations Services through March 14, 2022);
•	Markus Hartmann, General Counsel;
•	Lisa Bossard Funk, Of Counsel (and who previously served as General Counsel through October 28, 2022); and
•	Casey Lindsay, Special Advisor (and who previously served as Vice President Corporate Development through October 25, 2022).

Ms. Chimienti was appointed to the role of Chief Operating Officer effective as of March 14, 2022, prior to which she served as our Vice President Operations Services. Ms. Funk served as General Counsel through October 28, 2022, following which Mr. Hartmann assumed the role and Ms. Funk continued serving as Of Counsel through December 31, 2022.

Mr. Lindsay resigned from his role as an executive officer effective October 25, 2022, and resigned employment with us effective December 31, 2022.

Executive Summary

2022 Performance Highlights and Pay for Performance

Our executive compensation programs are designed to deliver pay in accordance with corporate financial performance. We believe that the compensation of our NEOs for fiscal year 2022 was aligned with the Company’s performance during 2022. Highlights of that performance include:

•	Added 40 stores to our portfolio (28 greenfield locations and 12 acquired locations).
•	Grew adjusted EBITDA by 11% over 2021.
•	Achieved 5% comparable store sales growth over 2021.

2022 Compensation Highlights

Consistent with our compensation philosophy, key compensation decisions for 2022 included the following:

•

Base Salaries and Target Annual Cash Incentive Opportunities. The 2022 base salaries and target bonuses for our NEOs remained level or were increased after reviewing the market analysis provided by our independent compensation consultant, as described further below.

•

Annual Cash Incentives. Our compensation committee (the “Compensation Committee”) selected performance goals for our 2022 performance-based annual bonus program that were intended promote our business plan and short-term goals with regard to adjusted EBITDAR. In light of our achievement of the performance goals, the Compensation Committee determined to pay out annual bonuses at 60% of target for each of our NEOs.

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Compensation Discussion and Analysis

Compensation Philosophy

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures, and practices. Our key compensation practices include the following:

What We Do		What We Do Not Do

✓	Emphasize performance-based, at-risk compensation.	X	Do not grant uncapped cash incentives or guaranteed equity compensation.

✓	Use equity compensation to promote executive retention and reward long-term value creation.	X	Do not reprice our stock option awards.

✓	Weight the overall pay mix towards incentive compensation for senior executives.	X	No hedging or pledging of Company stock.

✓	Engage an independent compensation consultant to advise our Compensation Committee.	X	No tax gross-ups on change-in-control.

✓	Maintain robust stock ownership guidelines.

Executive Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to attract, motivate, and reward leaders with the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value while maintaining our people-first culture. Our executive compensation program is designed to:

•	Attract and retain talented and experienced executives in a competitive and dynamic market;
•	Motivate our NEOs to help our company achieve the best possible financial and operational results while supporting and promoting our people-first culture;
•	Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
•	Align the long-term interests of our executives, including our NEOs, with those of our stockholders.

We strive to set our overall total compensation at a market-competitive level. In determining total compensation for executives, the Compensation Committee considers competitive market data from our peer group, experience, individual performance, scope of position and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation.”

Determination of Executive Compensation

Role of Board of Directors/Compensation Committee/Executive Officers

The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and determines the compensation to be provided to our NEOs, other than with respect to our CEO, whose compensation is determined by the board of directors (the “Board”).

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and our human resources team, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each NEO’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge. Our Board makes decisions regarding our Chief Executive Officer’s compensation, following recommendations from the Compensation Committee.

2023 Proxy Statement	25

Compensation Discussion and Analysis

Role of Compensation Consultant

To design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, our Compensation Committee has retained Exequity as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in administering our executive compensation program. The Compensation Committee has evaluated Exequity’s independence pursuant to the requirements of NYSE and SEC rules and has determined that Exequity does not have any conflicts of interest in advising the Compensation Committee.

In consultation with Exequity, in June 2021, our Compensation Committee selected our peer group as follows, focusing on revenue (including subscription revenue), industry, talent competitors, operating income, etc., which peer group was also used for 2022 compensation decisions:

• BJ’s Wholesale Club Holdings, Inc.	• Leslie’s, Inc.	• Shake Shack, Inc.

• Bright Horizons Family Solutions, Inc.	• National Vision Holdings, Inc.	• Terminix Global Holdings, Inc.

• Driven Brands Holdings, Inc.	• Ollie’s Bargain Outlet Holdings, Inc.	• Valvoline, Inc.

• Five Below, Inc.	• Petco Health & Wellness Company, Inc.	• The Wendy’s Company

• Floor & Décor Holdings, Inc.	• Planet Fitness, Inc.	• Wingstop, Inc.

• Grocery Outlet Holding Corp.	• Rollins, Inc.	• Peloton Interactive, Inc.

Peloton Interactive, Inc. was included in the peer group when making 2022 compensation decisions but was subsequently removed from the peer group in May 2022.

In June 2021, Exequity provided an analysis of data derived from (i) members of our peer group and (ii) a survey of executive compensation generated by Aon, the constituent companies of which were not provided to the Compensation Committee. For 2022, the Compensation Committee used Exequity’s analysis to help structure a competitive executive compensation program, position executive compensation by considering market data, and make individual compensation decisions based on comparable positions at companies with which we compete for talent. While the Compensation Committee does not establish compensation levels solely based on a review of competitive data or benchmark to any particular level, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.

Elements of Compensation

The primary elements of our NEOs’ compensation and the main objectives of each are:

•	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income;
•	Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives;
•

Equity Based Long-Term Incentive Compensation. Equity compensation, provided in the form of stock options and RSUs, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also maintain severance and change in control arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2022 is described further below.

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Compensation Discussion and Analysis

Base Salary

The base salaries of our named executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, experience, duties, and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee, and with respect to our Chief Executive Officer, the Board, annually reviews and determines the base salaries of our executives and evaluates the base salaries of new hires at the time of hire.

Effective January 1, 2022, Mr. Gold’s base salary was increased to $475,000. Effective March 14, 2022, Ms. Chimienti’s base salary was increased to $325,000 commensurate with her promotion to Chief Operating Officer and increased responsibilities therewith. The Compensation Committee determined that our other NEOs, including our Chief Executive Officer, would not receive base salary increases for 2022 due to salary increases provided to such NEOs in June 2021 related to our IPO. Such increases related to our IPO were intended to position our NEOs’ base salaries closer to the market median, as well as to reflect additional considerations set forth above under “Determination of Executive Compensation.” Following such increases, our NEOs’ annualized base salaries were as set forth below:

Name	2022 Annualized Base Salary
John Lai	$1,000,000
Jedidiah Gold	$475,000
Mayra Chimienti	$325,000
Markus Hartmann	$350,000
Lisa Bossard Funk	$350,860
Casey Lindsay	$369,263

Cash Incentive Compensation

We have historically maintained a performance-based quarterly incentive plan that provided quarterly cash bonuses to certain salaried employees (including our named executive officers). However, in order to align bonus payments with full-year performance, our Compensation Committee determined to transition to an annual cash bonus program for 2022 with payouts subject to the achievement of specific annual Company performance goals.

We consider cash incentive bonuses to be an important component of our total compensation program and to provide incentives necessary to retain executive officers. For 2022, each NEO is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the NEO’s base salary. In fiscal 2022, our NEOs participated in our annual cash incentive bonus program at the following target percentages of base salary:

Name	Target Bonus as a Percentage of Base Salary
John Lai	100%
Jedidiah Gold	50%
Mayra Chimienti	40%
Markus Hartmann	40%
Lisa Bossard Funk	40%
Casey Lindsay	40%

Such target bonuses were not increased from the prior year and were approved by the Compensation Committee following consideration of the factors set forth above under “Determination of Executive Compensation.” For 2022, Mr. Hartmann was eligible to receive a prorated annual bonus based on his employment start date.

2023 Proxy Statement	27

Compensation Discussion and Analysis

Our 2022 Executive Bonus Program was based on the achievement of a single Company performance metric of adjusted EBITDAR growth percentage over the prior year. Adjusted EBITDAR is a non-GAAP measure. For definitions and reconciliation to the most directly comparable U.S. GAAP measure, see “Definitions and Reconciliations of Non-GAAP Financial Measures” in Appendix B. Adjusted EBITDAR is not a substitute for or superior to the comparable financial measure under GAAP.

Minimum payouts required a threshold achievement level of 7.5% adjusted EBITDAR growth over 2021, with target performance achieved at 16.5% growth over 2021, and maximum achievement at 26.5% growth over 2021. The following table sets forth each NEO’s bonus payout opportunity (as a percentage of target) upon various performance achievement levels:

Adjusted EBITDAR Growth (%)[1]	Payout%

<7.5%	0%

7.5%	50%

9.0%	60%

11.0%	70%

13.0%	80%

15.0%	90%

16.5%	100%

18.0%	110%

20.0%	120%

22.0%	130%

24.0%	140%

≥26.5%	150%

Based on the achievement of 9.46% growth in adjusted EBITDAR, the NEOs were entitled to payouts under the 2022 Executive Bonus Program at 60% of target. In keeping with our compensation philosophy of linking levels of pay with performance achieved, the Compensation Committee did not exercise any discretion to adjust bonus payouts and payouts were made in accordance the 2022 Executive Bonus Program based on actual performance. The amounts of the NEOs’ 2022 performance bonuses are set forth in the column entitled “Non-Equity Incentive Plan Compensation” in the “2022 Summary Compensation Table” below.

No other cash incentives were paid to our NEOs in 2022.

Equity-Based Long-Term Incentive Awards

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of executives with those of our stockholders.

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay. In June 2021, in conjunction with our IPO, our executives were awarded with significant equity grants in the form of stock options and RSUs with a five-year vesting schedule. These grants were approved in recognition of past performance as well as to incent post-IPO performance and retention over an extended period of years. As such, the NEOs were not granted any equity awards in the normal annual grant cycle in 2022. However, we granted equity-based compensation in 2022 to two NEOs in the form of stock options and RSUs in connection with changes to their respective employment status.

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Compensation Discussion and Analysis

Specifically, in June 2022, we made the following grant of stock options and RSUs to:

Name	Number of Shares Underlying Stock Options	Number of RSUs

Mayra Chimienti	9,980	4,055

In December 2022, we made the following grant of stock options and RSUs to:

Name	Number of Shares Underlying Stock Options	Number of RSUs

Markus Hartmann	14,434	6,085

These grants were approved by the Compensation Committee and the Board following consideration of the factors set forth above under “Determination of Executive Compensation.” Ms. Chimienti’s grant was a partial grant, the value of which was prorated based on her promotion and target annual equity grant value vests in four ratable installments on each of the of the first four anniversaries of the grant date, subject to her continued service through the applicable vesting dates. Mr. Hartmann’s grant was a partial grant made in connection with his commencement of employment with us in October 2022, the value of which was prorated based on Mr. Hartmann’s start date and target annual grant value. Such grant will vest in three ratable installments on each of the first three anniversaries of the grant date, subject to his continued service through the applicable vesting dates.

Retirement Savings, Health, and Welfare Benefits

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k)-plan. Currently, we provide matching contributions in the 401(k)-plan equal to 50% of a participant’s salary deferrals up to 3% of his or her compensation, subject to limits provided in the Code. These matching contributions are immediately vested. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k)-plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

We also maintain a nonqualified deferred compensation plan in which certain of our eligible employees, including certain of our named executive officers, participate. Under this plan, participants may defer the payment of eligible salary and incentive compensation until certain specified payment dates. For 2022, contributions made by our NEOs to our deferred compensation plan are represented in the “2022 Summary Compensation Table” below.

Employee Benefits and Perquisites

All our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	Medical, dental and vision benefits
•	Short-term and long-term disability insurance; and
•	Life and accidental death & dismemberment insurance.

In addition, certain of our key employees (including our named executive officers) are eligible to participate in supplemental executive disability insurance. The amount of executive disability insurance premiums paid by us on behalf of each named executive officer are set forth below in the “2022 Summary Compensation Table” in the column entitled “All Other Compensation.”

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Compensation Discussion and Analysis

Other Benefits and Perquisites

We maintain a Company aircraft that is used primarily for business air travel by our executive officers. From time to time, Mr. Lai uses the Company aircraft for personal air travel pursuant to guidelines approved by our board of directors. On certain occasions, Mr. Lai’s family members and guests may accompany him on a flight. For 2022, the value of the aggregate incremental costs associated with Mr. Lai’s personal usage of Company aircraft was $363,252. We determine the incremental costs of the personal use of Company aircraft based on the variable operating costs to us, which include: (i) aircraft fuel expenses per hour of flight; (ii) certain variable repair and maintenance expenses; (iii) remote hangar, landing, ramp, and airport fees; (iv) customs, foreign permit, and similar fees; (v) crew travel expenses; (vi) supplies and catering; and (vii) passenger ground transportation. Flights where there are no passengers on Company aircraft (so-called “deadhead” flights), are allocated to Mr. Lai when in connection with personal use. Because Company aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as aircraft permanent hangar rent, insurance, depreciation, and pilot salaries.

In connection with Ms. Chimienti’s promotion to Chief Operating Officer, the Company agreed to provide her with one year of executive coaching and cover the cost for her to receive her executive MBA degree. For 2022, the value of the costs associated with the coaching and MBA was $35,400.

In connection with his relocation to Arizona, Mr. Hartmann received a cash relocation bonus in the amount of $25,000.

In addition, we provide Mr. Lai with a car allowance and all NEOs with cell phone allowances. The actual car and cell phone allowance amounts paid to our named executive officers for 2022 are set forth above in the “2022 Summary Compensation Table” in the column entitled “All Other Compensation.”

We believe the benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Tax Gross-Ups

We provide tax gross-up payments to our named executive officers in limited, unique circumstances to cover their personal income taxes that may pertain to compensation or perquisites provided to them. Mr. Lai received a tax gross-up of $35,349 in 2022 associated with the income associated with his Company aircraft usage. Mr. Hartmann received a tax gross-up of $7,173 in 2022 associated with his relocation. No other named executive officers received a tax gross-up from the Company in 2022.

Severance and Change in Control Arrangements

We are party to an employment agreement with Mr. Lai and maintain an Executive Severance Plan in which our other named executive officers participate, which provides for severance benefits and payments upon certain terminations without cause or resignations for good reason. Our Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular such arrangements can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to be competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2022, are set forth in “Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations

Stock Ownership Guidelines

In connection with our IPO, we adopted executive officer and director stock ownership guidelines that are applicable to our executive officers, including our named executive officers, and non-employee directors other than those directors affiliated with LGP or an affiliate thereof. Our executive officers and applicable non-employee directors are expected to satisfy the

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Compensation Discussion and Analysis

applicable guidelines set forth below within five years of the later of (i) the effective date of our IPO on June 24, 2021, and (ii) the date of such individual’s appointment to a position with the Company that is subject to such guidelines, and to hold at least such minimum value in shares of common stock for so long as they are an executive officer or non-employee director, as applicable, thereafter.

Executive	Salary Multiple Threshold ($)
Chief Executive Officer	5x annual base salary
Other Executive Officers	3x annual base salary
Directors	5x annual cash retainer

Derivatives Trading, Hedging, and Pledging Policies

Our Insider Trading Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option, or a short sale, or engage in hedging transactions. In addition, our Insider Trading Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Section 409A

The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

Section 162(m)

Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees,” which generally includes all NEOs. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

“Golden Parachute” Payments

Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-up to cover excise taxes under Section 4999 in connection with a change in control.

Accounting for Share-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

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Compensation Discussion and Analysis

Compensation Committee Report

The material in this report is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis section in this Proxy Statement with management. Based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation Committee:

Veronica Rogers, Chair

Jonathan Seiffer

J. Kristofer Galashan

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Compensation Discussion and Analysis

Executive Compensation Tables

Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs during our most recently completed fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total
John Lai Chief Executive Officer and President	2022 2021 2020	1,000,000 821,538 473,077	— — 231,186	— 6,000,000 —	— 6,800,000 —	600,000 876,247 471,262	419,387 248,926 141,076	2,019,387 14,746,711 1,316,601
Jedidiah Gold Chief Financial Officer	2022 2021 2020	470,577 357,692 274,615	— — 51,224	— 1,125,000 —	— 1,275,000 —	142,500 188,223 70,690	6,761 14,320 4,048	619,838 2,960,235 400,577
Mayra Chimienti Chief Operating Officer	2022 2021 2020	318,736 274,681 211,024	— — 36,546	50,000 300,000 —	50,000 340,000 —	76,715 105,781 53,093	42,269 3,000 2,500	537,719 1,023,462 303,162
Markus Hartmann (4) General Counsel	2022 —	48,462 —	— —	62,500 —	62,499 —	14,959 —	32,386 —	220,805 —
Lisa Bosssard Funk Of Counsel	2022 2021 2020	350,860 326,623 232,153	— — 42,033	— 375,000 —	35,181 425,000 —	84,206 125,691 59,076	16,136 13,290 2,000	486,383 1,265,604 335,262
Casey Lindsay Vice President, Corporate Development	2022 2021 2020	369,263 357,479 300,127	— — 45,185	— 300,000 —	16,992 340,000 —	88,623 136,033 77,256	10,321 2,100 7,948	485,199 1,135,611 430,516

(1)

For 2022, amounts reflect the full grant-date fair value of stock awards and stock options granted during fiscal 2022 computed in accordance with ASC Topic 718 as well as the incremental fair value associated with the modification of stock options held by Ms. Funk and Mr. Lindsay, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to our NEOs in Note 14 to the consolidated financial statements included in in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)	For 2022, amounts reflect payouts under the 2022 Executive Bonus Program. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above.
(3)	Amounts for fiscal 2022 represent:

	Car Allowance ($)	Cell Phone Allowance ($)	Personal Use of Aircraft ($)(a)	Relocation ($)	Executive Coaching/ MBA ($)	Company Paid IDI ($)	Tax Gross-Up ($)
John Lai	9,000	3,000	363,252	—	—	8,786	35,349
Jedidiah Gold	—	1,200	—	—	—	5,561	—
Mayra Chimienti	—	3,000	—	—	35,400	3,869	—
Markus Hartmann	—	213	—	25,000	—	—	7,173
Lisa Bossard Funk	—	2,400	—	—	—	13,736	—
Casey Lindsay	—	2,100	—	—	—	8,221	—

(a)

Reflects the aggregate incremental costs associated with Mr. Lai’s personal usage of Company aircraft. For additional information on how these amounts were determined, see “Elements of Compensation – Other Benefits and Perquisites” above.

(4)	Mr. Hartmann commenced employment with us October 28, 2022.

2023 Proxy Statement	33

Compensation Discussion and Analysis

Grants of Plan-Based Awards in Fiscal 2022

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2022 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
John Lai			500,000	1,000,000	1,500,000	—	—	—	—
Jedidiah Gold			118,750	237,500	356,250	—	—	—	—
Mayra Chimienti			65,000	130,000	195,000	—	—	—	—
	6/1/22	(2)	—	—	—	4,055	—	—	50,000
	6/1/22	(2)	—	—	—	—	9,980	$12.33	50,000
Markus Hartmann			70,000	140,000	210,000	—	—	—	—
	12/1/22	(3)	—	—	—	6,085	—	—	62,500
	12/1/22	(3)	—	—	—	—	14,434	$10.27	62,499
Lisa Bossard Funk			70,172	140,344	210,516	—	—	—	—
	6/21/22		—	—	—	5,000	—	—	—
	6/21/22	(5)	—	—	—	—	128,122	$0.46	837
	6/21/22	(5)	—	—	—	—	148,608	$0.46	970
	6/21/22	(5)	—	—	—	—	155,201	$0.66	1,455
	6/21/22	(5)	—	—	—	—	222,912	$0.66	2,088
	6/21/22	(5)	—	—	—	—	25,000	$15.00	29,831
Casey Lindsay			73,853	147,706	221,559	—	—	—	—
	8/22/22	(6)	—	—	—	—	58,395	$0.27	242
	8/22/22	(6)	—	—	—	—	297,216	$0.46	2,310
	8/22/22	(6)	—	—	—	—	148,608	$0.46	1,155
	8/22/22	(6)	—	—	—	—	10,792	$0.67	122
	8/22/22	(6)	—	—	—	—	360,624	$0.66	4,020
	8/22/22	(6)	—	—	—	—	222,912	$0.66	2,486
	8/22/22	(6)	—	—	—	—	111,456	$0.67	1,262
	8/22/22	(6)	—	—	—	—	10,000	$15.00	5,395

(1)

Amounts reflect potential payouts under our 2022 Executive Bonus Program. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above. Mr. Hartmann was eligible to receive a prorated 2022 bonus based on his employment start date.

(2)	The options and RSUs vest in four ratable installments on each of the first four anniversaries of the grant date, subject to her continued service through the applicable vesting dates.
(3)	The options and RSUs vest in three ratable installments on each of the first three anniversaries of the grant date, subject to his continued service through the applicable vesting dates.
(4)

Amounts reflect the grant-date fair value in accordance with ASC Topic 718 as well as the incremental fair value associated with the modification of stock options held by Ms. Funk and Mr. Lindsay. We provide information regarding the assumptions used to calculate these values in Note 14 to the consolidated financial statements included in in our Annual Report on Form 10-K for the year ended December 31, 2022.

(5)

Amounts reflect the incremental expense recognized for the modifications to share-based payment awards held by Lisa Bossard Funk as of June 21, 2022, pursuant to the Transition Agreement included as exhibit 10.1 to the Form 8-K filed on June 24, 2022. The incremental expense recognized was calculated in accordance with ASC Topic 718. Modifications to outstanding share-based payment awards outstanding as of June 21, 2022, were made pursuant to section B(4)(a)&(b) of the Transition Agreement. Any unvested share-based payment award as of the resignation date were forfeited on December 31, 2022.

(6)

On August 22, 2022, a Transition Agreement (the “Agreement”) was executed between the Company and Casey Lindsay, Vice President of Corporate Development, with the intent to provide notice of Mr. Lindsay’s voluntary resignation effective December 31, 2022. Amounts reflect the incremental expense recognized as a result of modifications to share-based payment awards pursuant to the Transition Agreement held by Mr. Lindsay as of

34	2023 Proxy Statement

Compensation Discussion and Analysis

August 22, 2022. The modifications to share-based payment awards only pertained to vested share-based payment awards outstanding as of August 22, 2022. Any unvested share-based payment award as of the resignation date were forfeited on December 31, 2022. The incremental expense recognized was calculated in accordance with ASC Topic 718.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Summary of Executive Compensation Arrangements

Below is a written description of our employment arrangements with certain of our named executive officers. We have not entered into employment agreements with Mr. Gold, Ms. Chimienti, or Mr. Hartmann.

John Lai

In June 2021, we entered into an employment agreement with Mr. Lai in connection with our initial public offering (the “CEO Agreement”).

Pursuant to the CEO Agreement, Mr. Lai is entitled to an annual base salary of $1,000,000 and an annual performance-based bonus based on the achievement of performance targets set by our board of directors or its delegate with a target bonus opportunity of 100% of his annual base salary. Under the CEO Agreement, Mr. Lai is also entitled to personal use of the Company’s aircraft pursuant to the terms and guidelines set forth in the Company’s aircraft usage policy then in effect.

Mr. Lai will be entitled to severance benefits in the event of certain qualifying terminations of employment pursuant to the Severance Plan, as described below.

The CEO Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that he receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Lai.

The CEO Agreement contains perpetual confidentiality and non-disparagement covenants as well as 18-month post-termination non-competition and non-solicitation covenants.

Markus Hartmann

We are party to an offer letter with Mr. Hartmann, dated as of September 28, 2022, providing for his employment as General Counsel. The offer letter provides Mr. Hartmann is entitled to an initial base salary of $350,000 and eligible for an annual performance-based bonus with a target opportunity of 40% of his annual base salary and an annual equity grant of RSUs and stock options with an aggregate grant value of $250,000. Further, Mr. Hartmann was entitled to relocation benefits, consisting of a $25,000 bonus as well as relocation assistance.

Lisa Bossard Funk

In connection with Ms. Funk’s provision of notice of her retirement from the Company, we entered into a transition agreement with Ms. Funk (the “Transition Agreement”), pursuant to which Ms. Funk agreed to serve as General Counsel through the earlier of (i) December 31, 2022, and (ii) the date a successor to her position as General Counsel commences employment with the Company. Ms. Funk also agreed to provide, such other transition and advisory services as may be reasonably requested by the Company through December 31, 2022. During such period, Ms. Funk continued to receive her annual base salary at its rate prior to such transition.

In consideration for an increase to the applicable restricted period for any post-employment non-competition and non-solicitation covenants to 24 months and subject to her execution of the general release of claims included in the Transition Agreement, Ms. Funk remained eligible to receive an annual bonus for calendar year 2022 at her then-current target bonus opportunity, payable when 2022 annual bonuses are paid generally under the Company’s annual bonus program. In addition, pursuant to the Transition Agreement, the post-termination exercise period applicable to the stock options granted to Ms. Funk in 2015 and 2016 were extended for a period of six months following the later of (i) December 31, 2022 and (ii) the expiration date of any lock-up agreement or arrangement applicable to or otherwise

2023 Proxy Statement	35

Compensation Discussion and Analysis

binding on Ms. Funk at any time during the six-month period immediately following December 31, 2022, provided that the expiration of each such option will not be later than their original expiration date. Pursuant to the applicable award agreements, Ms. Funk was also entitled to accelerated vesting of the respective portions of the stock options and restricted stock units granted to Ms. Funk under the Company’s 2021 Incentive Award Plan that would have vested during the 12-month period following the date upon which Ms. Funk provided notice of her retirement.

Casey Lindsay

In connection with Mr. Lindsay’s provision of notice of his resignation from the Company, we entered into a transition agreement with Mr. Lindsay on August 22, 2022, pursuant to which Mr. Lindsay agreed to serve as Vice President Corporate Development through the earlier of (i) December 31, 2022 and (ii) the date a successor to his position as Vice President commenced employment with the Company. Mr. Lindsay agreed to provide such other transition and advisory services as may be reasonably requested by the Company through December 31, 2022. During such period, Mr. Lindsay continued to receive his annual base salary at its rate prior to such transition.

In consideration for an increase to the applicable restricted period for any post-employment non-competition and non-solicitation covenants to 24 months and subject to his execution of a general release of claims, Mr. Lindsay remained eligible to receive an annual bonus for calendar year 2022 at his then-current target bonus opportunity, payable when 2022 annual bonuses are paid generally under the Company’s annual bonus program. In addition, pursuant to his transition agreement, the post-termination exercise period applicable to the stock options granted to Mr. Lindsay under the Hotshine Holdings 2014 Rollover Option Plan (the “Rollover Plan”), the 2014 Stock Option Plan of Hotshine Holdings, Inc. (the “2014 Plan”) and under the 2021 Plan were extended for a period of six months following the later of (i) the second trading date following the Company’s earnings release call for fiscal 2021 (the “trading date”) and (ii) the expiration date of any lock-up agreement or arrangement applicable to or otherwise binding on Mr. Lindsay on the trading date, provided that the expiration of each such option will not be later than their original expiration date.

Executive Severance Plan

In connection with our IPO, we adopted the Executive Severance Plan, or the Severance Plan, pursuant to which our senior executives, including our named executive officers, may receive severance benefits in connection with certain terminations of employment. Each capitalized term not defined in this section shall have the meaning ascribed to it in the Severance Plan.

In the event an eligible participant is terminated by the Company Group without Cause, or an eligible participant employee terminates his or her employment for Good Reason, in each case, at any time other than during the period beginning six (6) months before and ending on twenty-four (24) after a Change in Control (the “Protection Period”), then such participant will be entitled to receive:

•

For the duration of such participant’s severance period (for Mr. Lai, up to 18 months; and for each other named executive officer, up to 12 months) (the “Severance Period”), an amount equal to the product of (i) such participant’s base salary rate in effect immediately prior to his or her termination (the “Base Salary Rate”), divided by 12 and (ii) the number of year(s) of such participant’s credited service with the Company Group (the “Severance Payment”); provided that, such participant’s Severance Payment shall not exceed (a) 1.5x the participant’s Base Salary Rate, in the case of the Company’s Chief Executive Officer, or (b) 1x the participant’s Base Salary Rate, in the case of any other covered employee;

•

A lump-sum cash payment equal to the cash bonus with respect to the fiscal year in which such participant’s termination of employment occurs, based on actual achievement of any applicable Company performance goals or objectives and any applicable individual performance goals or objectives, prorated for the number of days the participant was employed during that fiscal year (the “Prorated Bonus”);

•

Payment or reimbursement of such participant’s and his or her covered eligible dependents’ health insurance coverage under COBRA for up to the number of year(s) or partial years equal to such participant’s Severance Period; and

•	Accelerated vesting of such participant’s outstanding equity to the extent provided in any written agreement between such participant and the Company.

36	2023 Proxy Statement

Compensation Discussion and Analysis

In the event an eligible participant is terminated by the Company Group without Cause, or terminates his or her employment for Good Reason, in each case, during the Protection Period, then such participant will be entitled to receive:

•

A lump-sum cash payment equal to the product of (i) such participant’s change in control severance multiplier (for Mr. Lai, 2.0; and for each other named executive officer, 1.5) (the “CIC Severance Multiplier”) and (ii) the sum of such participant’s Base Salary Rate and target annual bonus for the fiscal year in which such termination of employment occurs;

•	A lump-sum cash payment equal to the Prorated Bonus;
•

Payment or reimbursement of such participant’s and his or her covered eligible dependents’ health insurance coverage under COBRA for up to the number of years equal to such participant’s CIC Severance Multiplier; and

•	Accelerated vesting of such participant’s outstanding equity to the extent provided in any written agreement between such participant and the Company.

Receipt of severance benefits under the Severance Plan is subject to: (a) the eligible participant’s compliance with certain restrictive covenants, including (i) 18-month post-termination non-competition and non-solicitation of customers and employees’ covenants, (ii) a perpetual confidentiality covenant and (iii) a perpetual non-disparagement covenant in favor of the Company; and (b) the covered employee’s execution of a general release of claims.

In addition, in the event of death or Disability, an eligible participant will be entitled to receive accelerated vesting of such participant’s outstanding equity to the extent provided in any written agreement between such participant and the Company.

2023 Proxy Statement	37

Compensation Discussion and Analysis

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2022.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
John Lai	09/03/2014	4,458,048	[6]	—		0.46	09/02/2024	—		—
	09/03/2014	3,819,525	[6]	—		0.66	09/02/2024	—		—
	06/25/2021	200,000	[2]	8,000,002		15.00	06/25/2031	—		—
	06/25/2021	—		—		—	—	320,000	[2]	2,953,600
Jed Gold	09/09/2019	532,368	[5]	354,864	[5]	2.12	09/08/2029	—		—
	09/09/2019	591,456	[5]	—		2.12	09/08/2029	—		—
	06/25/2021	37,500	[2]	150,000	[2]	15.00	06/25/2031	—		—
	06/25/2021	—		—		—	—	60,000	[2]	553,800
Mayra Chimienti	08/18/2013	125,000	[6]	—		0.27	08/18/2023	—		—
	09/03/2014	92,544	[6]	—		0.46	09/02/2024	—		—
	09/03/2014	105,423	[6]	—		0.66	09/02/2024	—		—
	11/23/2016	148,608	[6]	—		0.46	11/22/2026	—		—
	11/23/2016	222,912	[6]	—		0.66	11/22/2026	—		—
	06/25/2021	10,000	[2]	40,000	[2]	15.00	06/25/2031	—		—
	06/25/2021	—		—		—	—	16,000	[2]	147,680
	06/01/2022	—		9,980	[3]	12.33	06/01/2032	—		—
	06/01/2022	—		—		—	—	4,055	[3]	37,428
Markus Hartmann	12/01/2022	—		14,434	[4]	10.27	12/01/2032	—		—
	12/01/2022	—		—		—	—	6,085	[4]	56,165
Lisa Bossard Funk	07/15/2015	28,122	[6]	—		0.46	07/14/2025	—		—
	07/15/2015	135,201	[6]	—		0.66	07/14/2025	—		—
	11/23/2016	148,608	[6]	—		0.46	11/22/2026	—		—
	11/23/2016	189,912	[6]	—		0.66	11/22/2026	—		—
	06/25/2021	25,000	[2]	—		15.00	06/25/2031	—		—
Casey Lindsay	08/18/2013	58,395	[6]	—		0.27	08/18/2023	—		—
	09/03/2014	18,111	[6]	—		0.46	09/02/2024	—		—
	09/03/2014	65,804	[6]	—		0.66	09/02/2024	—		—
	11/23/2016	148,608	[6]	—		0.46	11/22/2026	—		—
	11/23/2016	222,912	[6]	—		0.66	11/22/2026	—		—
	06/01/2017	10,792	[6]	—		0.67	05/31/2027	—		—
	06/01/2017	111,456	[6]	—		0.67	05/31/2027	—		—
	06/25/2021	10,000	[2]	—		15.00	06/25/2031	—		—
(1)

Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our common stock on December 30, 2022 (the last trading date prior to the end of our fiscal year of December 31, 2022), which was $9.23.

(2)

Awards granted on June 25, 2021, vest in five annual equal installments on each anniversary of the grant date, subject to the named executive officer’s continued employment through each applicable vesting date.

(3)

Awards granted on June 1, 2022, vest in four annual equal installments on each anniversary of the grant date, subject to the named executive officer’s continued employment through each applicable vesting date.

38	2023 Proxy Statement

Compensation Discussion and Analysis

(4)

Awards granted to Mr. Hartmann on December 1, 2022, vest in three annual equal installments on each anniversary of the grant date, subject to the named executive officer’s continued employment through each applicable vesting date.

(5)

Such award was scheduled to vest in five annual equal installments on each anniversary of the grant date, subject to the named executive officer’s continued employment through each applicable vesting date. The first three tranches of such award have fully vested.

(6)	Awards granted are fully vested as of December 31, 2022.

Option Exercises and Stock Vested in Fiscal 2022

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

John Lai	—	—	80,000	982,400

Jed Gold	—	—	15,000	184,200

Mayra Chimienti	20,000	190,800	4,000	49,120

Markus Hartman	—	—	—	—

Lisa Bossard Funk	169,717	1,911,829	5,000	61,400

Casey Lindsay	591,925	5,767,036	4,000	49,120

(1)	Amounts are calculated by multiplying the number of shares as to which the option was exercised by the market price of the shares on the exercise date, net of the exercise price.
(2)	Amounts are calculated by multiplying the number of shares vested by our closing stock price on the applicable vesting date.

Nonqualified Deferred Compensation Table

We maintain the Mister Car Wash Deferred Compensation Plan for a select group of our highly compensated employees, in which certain of our NEOs participate other than Ms. Chimienti and Mr. Hartmann. The following table contains information regarding nonqualified deferred compensation plans.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

John Lai	74,735	—	(134,149)	—	727,974

Jed Gold	112,840	—	(22.245)	—	191,640

Lisa Bossard Funk	239,246	—	(63,295)	136,313	545,252

Casey Lindsay	314,955	—	(14,083)	75,376	243,879

(1)	Because the amounts do not represent above-market earnings, they are not reported in the 2022 Summary Compensation Table.

The Mister Car Wash Deferred Compensation Plan allows eligible participants to defer up to 90% of their base salary and/or incentive plan compensation as well as any refunds from our 401(k) Plan. Participants may elect investment measurement options selected by the Company in whole percentages. These investment options do not represent actual ownership of or ownership rights in the applicable funds; they serve the purpose of valuing the account and the corresponding obligation of the Company.

At the time of annual enrollment, participants also make distribution elections for the upcoming year’s contributions. Actual distributions are made pursuant to those elections.

Potential Payments Upon Termination or Change in Control

In connection with our IPO, we adopted the Severance Plan, pursuant to which our senior executives, including our named executive officers, may receive severance benefits in connection with certain terminations of employment.

2023 Proxy Statement	39

Compensation Discussion and Analysis

In addition to the severance benefits provided under the Severance Plan, as described above, pursuant to the option and restricted stock unit award agreements entered into by our NEOs under the 2021 Incentive Award Plan, in the event of (i) the executive’s termination by the Company without “cause” or by the executive for “good reason” during the twenty-four month period following a change in control of the Company, or by reason of such executive’s termination due to death or disability, such outstanding option and/or restricted stock unit awards will vest in full; and (ii) executive’s qualifying retirement, the portion of the option or restricted stock unit award which would have vested within twelve months following the date of the Company’s receipt of a written notice of resignation by the executive at a time when he or she is retirement eligible will accelerate and vest.

Mr. Gold’s outstanding options granted in September 2019 under the 2014 Plan are also subject to full acceleration upon a change in control pursuant to his option award agreements.

Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2022. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)		Change in Control (no Termination) ($) (1)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)		Termination due to Death or Disability ($)
John Lai	Cash	2,100,000	(4)	—	4,600,000	(7)	—
	Equity Acceleration (2)	—		—	2,953,600		2,953,600
	Continued Healthcare	28,630	(5)	—	28,360	(8)	—
	Total (3)	2,128,630		—	7,582,230		2,953,600
Jedidiah Gold	Cash	279,854	(6)	—	1,211,250	(9)	—
	Equity Acceleration (2)	—		2,523,083	553,800		553,800
	Continued Healthcare	5,189	(5)	—	23,350	(8)	—
	Total (3)	285,043		2,523,083	1,788,400		553,800
Mayra Chimienti	Cash	401,715	(6)	—	759,215	(9)	—
	Equity Acceleration (2)	—		—	185,108		185,108
	Continued Healthcare	18,987	(5)	—	28,481	(8)	—
	Total (3)	420,702		—	972,804		185,108
Markus Hartmann	Cash	20,209	(6)	—	749,959	(9)	—
	Equity Acceleration (2)	—		—	56,165		56,165
	Continued Healthcare	1,591	(5)	—	28,630	(8)	—
	Total (3)	21,800		—	834,754		56,165

(1)

Represents the value of equity acceleration for stock options granted under our 2014 Plan. The value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $9.23, the closing trading price of our common stock on December 30, 2022, and (ii) subtracting the exercise price for the options.

(2)

With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $9.23, the closing trading price of our common stock on December 30, 2022, and (ii) subtracting the aggregate exercise price for the options. Options that were “underwater” were not included as they do not have a positive aggregate spread value. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $9.23, the closing trading price of our common stock on December 30, 2022.

(3)

Amounts shown are the maximum potential payment the NEO would have received as of December 31, 2022. Amounts of any reduction pursuant to the 280G best pay provision, if any, would be calculated upon actual termination of employment.

(4)	Represents the sum of (i) continued salary payments for 18 months and (ii) Mr. Lai’s 2022 annual bonus, in an amount equal to $600,000.
(5)

Represents continued healthcare premiums for 18 months for Mr. Lai, 4 months for Mr. Gold, 12 months for Ms. Chimienti, and 1 month for Mr. Hartmann. The premium continuation periods were determined using full rather than partial months of service.

40	2023 Proxy Statement

Compensation Discussion and Analysis

(6)

Represents the sum of (i) continued salary payments for a period of time equal to the product of (a) the executive’s base salary divided by 12, and (b) the number of full or partial years of the participant’s credited service with the company (or 3.47 months for Mr. Gold, 12 months for Ms. Chimienti, and .18 months for Mr. Hartmann, respectively) and (ii) the executive’s 2022 annual bonus.

(7)	Represents two times the sum of (i) Mr. Lai’s base salary and (ii) Mr. Lai’s target 2022 annual bonus, as well as the amount of Mr. Lai’s 2022 annual bonus, payable in a lump sum.
(8)	Represents continued healthcare premiums for 18 months for Mr. Lai, Mr. Gold, Ms. Chimienti, and Mr. Hartmann.
(9)	Represents 1.5 times the sum of (i) the executive’s base salary and (ii) the executive’s target 2022 annual bonus, as well as the executive’s 2022 annual bonus, payable in a lump sum.

Funk Retirement

Pursuant to the Transition Agreement entered into with Ms. Funk in connection with her retirement, Ms. Funk remained eligible to receive an annual bonus for calendar year 2022 at her then-current target bonus opportunity, payable when 2022 annual bonuses are paid generally under the Company’s annual bonus program. Ms. Funk earned a bonus of $84,206 for 2022.

In addition, pursuant to the Transition Agreement, the post-termination exercise periods applicable to the stock options granted to Ms. Funk in 2015 and 2016 were extended for a period of six months following the later of (i) December 31, 2022 and (ii) the expiration date of any lock-up agreement or arrangement applicable to or otherwise binding on Ms. Funk at any time during the six-month period immediately following December 31, 2022, provided that the expiration of each such option will not be later than their original expiration date. Pursuant to the applicable award agreements, Ms. Funk was also entitled to accelerated vesting of the respective portions of the stock options and restricted stock units granted to Ms. Funk under the Company’s 2021 Incentive Award Plan that would have vested during the 12-month period following the date upon which Ms. Funk provided notice of her retirement.

Lindsay Resignation

In connection with Mr. Lindsay’s provision of notice of his resignation from the Company as Vice President Corporate Development, we entered into a transition agreement pursuant to which Mr. Lindsay agreed to stay employed through December 31, 2022, as Special Advisor to the Company in order to assist the Company with the transition of his role. During such period, Mr. Lindsay continued to receive his annual base salary at its rate prior to such transition.

In consideration for an increase to the applicable restricted period for any post-employment non-competition and non-solicitation covenants to 24 months and his agreement to assist with the transition of his role with the Company, and subject to his execution of a general release of claims, Mr. Lindsay remained eligible to receive an annual bonus for calendar year 2022 at his then-current target bonus opportunity, payable when 2022 annual bonuses are paid generally under the Company’s annual bonus program. Mr. Lindsay earned a bonus of $88,623 for 2022. In addition, the post-termination exercise period applicable to the stock options granted to Mr. Lindsay under the Rollover Plan, the 2014 Plan and the 2021 Plan were extended for a period of six months following the later of (i) the “trading date” (as defined above) and (ii) the expiration date of any lock-up agreement or arrangement applicable to or otherwise binding on Mr. Lindsay on the trading date, provided that the expiration of each such option will not be later than their original expiration date.

2022 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Susan Docherty	100,000	100,000	200,000

Jodi Taylor	100,000	100,000	200,000

Veronica Rogers	75,000	100,000	175,000

Dorvin Lively	75,000	100,000	175,000

Ronald Kirk	75,000	100,000	175,000

(1)

Amounts reflect the full grant-date fair value of stock awards granted during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to our directors in Note14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

2023 Proxy Statement	41

Compensation Discussion and Analysis

The table below shows the aggregate numbers of unvested stock awards held as of December 31, 2022, by each non-employee director.

Name	Unvested Stock Awards Outstanding at 2022 Fiscal Year End

Susan Docherty	8,591

Jodi Taylor	8,591

Veronica Rogers	8,591

Dorvin Lively	8,591

Ronald Kirk	8,591

In connection with our IPO, we adopted a non-employee director compensation policy that is applicable to each of our non-employee directors (other than those who are affiliated with LGP, who are not compensated for their director responsibilities). Pursuant to this non-employee director compensation policy, each such non-employee director will receive a mixture of cash and equity compensation.

Pursuant to this policy, each eligible non-employee director will receive an annual cash retainer of $75,000 that will be paid quarterly in arrears. The chairperson of the Audit Committee will receive an additional annual cash retainer of $25,000, the chairperson of the Compensation Committee will receive an additional annual cash retainer of $25,000, and the chairperson of the Nominating and Corporate Governance Committee will receive an additional annual cash retainer of $25,000.

Also, pursuant to this policy, we intend to grant all eligible non-employee directors an initial equity award of restricted stock units that has a grant date value of $100,000 upon election to our Board of Directors, and thereafter an annual equity award of restricted stock units that has a grant date value of $100,000, in each case, which will vest in full on the earlier of (i) the next occurring annual meeting of our stockholders or (ii) the first anniversary of the grant date, subject to the non-employee director’s continued service through the applicable vesting date.

Compensation Risk Assessment

We have assessed our compensation programs for all employees and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The Compensation Committee monitors our compensation programs on an annual basis in coordination with the independent compensation consultant and expects to make modifications as necessary to address any changes in our business or risk profile.

42	2023 Proxy Statement

Compensation Discussion and Analysis

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of as of December 31, 2022, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders(2)	27,997,211	(3)	$4.85	31,441,663	(4)

Equity compensation plans not approved by security holders	—		$—	—

Totals	27,997,211		$4.85	31,441,663

(1)

The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting and settlement of outstanding RSUs, which have no exercise price.

(2)	Includes awards or rights granted and available to be granted under the Rollover Plan, 2014 Plan, the 2021 Plan and ESPP.
(3)

Includes shares subject to outstanding awards granted, of which 25,533,900 shares are subject to outstanding options 2,075,859 shares are subject to outstanding RSUs, and 204,057 shares are subject to outstanding stock purchase rights.

(4)

Includes 25,145,118 shares available for future issuance under our 2021 Plan and 5,585,161 shares available for future issuance under our ESPP (of which 204,057 shares are expected to be issued with respect to the purchase period in effect as of December 31, 2022, which purchase period ends on May 15, 2023) and is ongoing as of the date of this Proxy Statement.

The number of shares available for issuance under our ESPP increases automatically on January 1 of each calendar year of the Company beginning in 2022 and ending in 2031, in an amount equal to the lesser of (i) 0.5% of the aggregate number of outstanding shares of our common stock on the final day of the immediately preceding calendar year and (ii) such smaller number of shares determined by our board of directors.

There are no shares available for future issuance under the Rollover Plan or the 2014 Plan.

2023 Proxy Statement	43

Compensation Discussion and Analysis

Pay Versus Performance
As required by Item 402(v) of Regulation
S-K,
we are providing the
following
information
about the relationship between compensation actually paid (CAP), as defined in Item 402(v), and performance.

Year (a)	Summary Compensation Table Total for Principal Executive Officer (PEO) (b) 1	Compensation Actually Paid to PEO 2 (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (NEOs) 1 (d)	Average Compensation Actually Paid to Non-PEO NEOs 2 (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) 4 (h)	Adjusted EBITDAR (millions) 5 (i)
					Total Shareholder Return (f)	Peer Group Total Shareholder Return 3 (g)
2022	$2,019,387	($6,587,577)	$469,989	($1,139,023)	$45	$90	$113	$377
2021	$14,746,711	$62,800,922	$2,112,920	$11,800,651	$90	$105	($22)	$344

1
The PEO for 2021 and 2022 is John Lai. The NEOs in 2022 are Jedidiah Gold, Lisa Bossard Funk, Casey Lindsay, Mayra Chimienti, and Markus Hartmann. NEOs for 2021 are Jedidiah Gold and Lisa Bossard Funk. Casey Lindsay and Lisa Bossard Funk terminated employment with the Company as of December 31, 2022.

2	The following adjustments relating to equity awards were made to total compensation for each year to determine compensation actually paid:

Year	Value of Equity Awards Disclosed in the Summary Compensation Table	Year End Value of Equity Awards Granted During the Covered Year	Change in Fair Value of Outstanding and Unvested Equity Awards	Value of Awards Granted in Prior Years Vesting During the Covered Year	Value of Awards Granted in Prior Years that Fail to Meet Applicable Vesting Conditions During the Covered Year	Total Equity Award Adjustments
PEO 2022	$—	$—	($7,420,972)	($1,185,992)	$—	($8,606,964)
PEO 2021	($12,800,000)	$15,875,359	$—	$44,978,852	$—	$48,054,211
NEO 2022	($55,433)	$38,550	($972,585)	($369,947)	($249,596)	($1,609,010)
NEO 2021	($1,600,000)	$1,984,420	$3,464,370	$5,838,942	$—	$9,687,731
The valuation methodologies used to calculate fair values for each measurement date did
not materially differ from those disclosed at the time of grant.

(a)	CAP for 2021 includes the value of awards vesting prior to the IPO on June 25, 2021.
(b)
CAP for 2022 includes the impact of award modifications for Lisa Bossard Funk and awards failing to meet applicable vesting conditions for Casey Lindsay and Lisa Bossard Funk, as described above under “Summary of Executive Compensation Arrangements.”

3	Represents the cumulative TSR for the S&P Composite 1500 Consumer Services Index.
4	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
5
The Company believes Adjusted EBIDTAR is the financial performance measure most closely linked to the calculation of compensation actually paid. Adjusted EBIDTAR is a non-GAAP
measure. For definitions and reconciliation to the most directly comparable U.S. GAAP measure, see “Definitions and Reconciliations of
Non-GAAP
Financial Measures” in Appendix B. Adjusted EBITDAR is not a substitute for or superior to the comparable financial measure under GAAP.

44	2023 Proxy Statement

Compensation Discussion and Analysis

Analysis of the Information Presented in the Pay versus Performance Table
The graphics below depict the relationship between CAP for the PEO and NEOs with the Company TSR, peer group TSR, net income, and adjusted EBITDAR. Changes in CAP are largely attributable to changes in stock price. In general, CAP increases as stock price increases, and vice versa. CAP for 2021 includes the value of awards vesting prior to the IPO on June 25, 2021.

Tabular List of Financial Performance Measures
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s PEO and NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Adjusted EBITDAR
•	Stock Price

2023 Proxy Statement	45

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our common stock as of March 31, 2023, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our voting securities;
•	each of our directors and each of our named executive officers; and
•	all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Shares of our common stock that a person has the right to acquire within 60 days of March 31, 2023 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Mister Car Wash, Inc., 222 E. 5th Street, Tucson, Arizona 85705.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned

Holders of More than 5%:

Green Equity Investors VI, L.P., Green Equity Investors Side VI, L.P., LGP Associates VI-A LLC and LGP Associates VI-B LLC (1)	219,213,079	66.6%

Named Executive Officers and Directors:

John Lai(2)	11,955,703	3.6%

Jedidiah Gold(3)	1,173,991	*	%

Mayra Chimienti(4)	1,002,036	*	%

Markus Hartmann	-	*	%

Lisa Bossard Funk(5)	407,942	*	%

Casey Lindsay(6)	611,964	*	%

John Danhakl(1)	-	*	%

Jonathan Seiffer(1)	-	*	%

Jeffrey Suer(1)	-	*	%

J. Kristofer Galashan(1)	-	*	%

Jodi Taylor(7)	15,258	*	%

Dorvin Donald Lively(8)	15,258	*	%

Ronald Kirk(9)	12,456	*	%

Veronica Rogers(10)	12,456	*	%

All executive officers and directors as a group (14 persons)(16)	234,420,143	71.2%

*	Represents less than 1%.
(1)

Based solely on the Schedule 13G filed on February 14, 2022, Green Equity Investors VI, L.P., a Delaware limited partnership (“GEI VI”) is the direct owner of 134,812,845 shares of Common Stock of the Issuer (the “GEI VI Shares”). Green Equity Investors Side VI, L.P., a Delaware limited partnership (“GEI Side VI”), is the direct owner of 80,348,253 shares of Common Stock of the Issuer (the “GEI Side VI Shares”), LGP Associates VI-A LLC, a Delaware

46	2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

limited liability company (“Associates VI-A”), is the direct owner of 315,683 shares of Common Stock of the Issuer (the “Associates VI-A Shares”), and LGP Associates VI-B LLC, a Delaware limited liability company (“Associates VI-B” and together with GEI VI, GEI Side VI, and Associates VI-A, the “LGP Funds”) is the direct owner of 3,736,298 shares of Common Stock of the Issuer (the “Associates VI-B Shares” and, collectively with the GEI VI Shares, the GEI Side VI Shares, and the Associates VI-A Shares, the “Shares”).GEI Capital VI, LLC, a Delaware limited liability company (“Capital”) is the general partner of GEI VI and GEI Side VI. Green VI Holdings, LLC, a Delaware limited liability company (“Holdings”), is a limited partner of GEI VI and GEI Side VI. Leonard Green & Partners, L.P., a Delaware limited partnership (“LGP”) is the management company of GEI VI and GEI Side VI. LGP Management, Inc., a Delaware corporation (“LGPM”) is the general partner of LGP. Peridot Coinvest Manager LLC, a Delaware limited liability company (“Peridot”) is the manager of each of Associates VI-A and Associates VI-B. Capital, as the general partner of GEI VI and GEI Side VI, Holdings, as a limited partner of GEI VI and GEI Side VI, LGP, as the manager of GEI VI and GEI Side VI, LGPM, as the general partner of LGP, and Peridot as the manager of Associates VI-A and Associates VI-B, directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed to share voting and investment power with respect to the Shares. As such, Capital, LGP, LGPM, Holdings, and Peridot may be deemed to be the indirect beneficial owners of the Shares. Each of the foregoing holder’s address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025. For a description of certain relationships between us and LGP, see “Certain Transactions with Related Persons.”

(2)

Represents (i) 3,478,130 shares of our common stock, (ii) 8,477,573 shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023 and (iii) no shares of our common stock underlying RSUs that vest within 60 days of March 31, 2023.

(3)

Represents (i) 12,667 shares of our common stock, (ii) 1,161,324 shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023 and (iii) no shares of our common stock underlying RSUs that vest within 60 days of March 31, 2023.

(4)

Represents (i) 261,485 shares of our common stock, (ii) 740,551 shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023 and (iii) no shares of our common stock underlying RSUs that vest within 60 days of March 31, 2023. Excludes shares of our common stock that may be acquired under our ESPP within 60 days of March 31, 2022, as the number of such shares to be purchased is not currently calculable.

(5)

Represents (i) 18,872 shares of our common stock, (ii) 389,070 shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023 and (iii) no shares of our common stock underlying RSUs that vest within 60 days of March 31, 2023.

(6)

Represents (i) 2,403 shares of our common stock, (ii) 609,561 shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023 and (iii) no shares of our common stock underlying RSUs that vest within 60 days of March 31, 2023.

(7)

Represents (i) 6,667 shares of our common stock, (ii) no shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023 and (iii) 8,591 shares of our common stock underlying RSUs that vest within 60 days of March 31, 2023.

(8)

Represents (i) 6,667 shares of our common stock, (ii) no shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023 and (iii) 8,591 shares of our common stock underlying RSUs that vest within 60 days of March 31, 2023.

(9)

Represents (i) 3,865 shares of our common stock, (ii) no shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023 and (iii) 8,591 shares of our common stock underlying RSUs that vest within 60 days of March 31, 2023.

(10)

Represents (i) 3,685 shares of our common stock, (ii) no shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023 and (iii) 8,591 shares of our common stock underlying RSUs that vest within 60 days of March 31, 2023.

2023 Proxy Statement	47

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2022 and the period from January 1, 2023 to April 12, 2023 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2022 and the period from January 1, 2023 to April 12, 2023 other than one Form 4 reporting two late transactions for Mayra Chimienti and one Form 4 for Casey Lindsay reporting two late transactions.

Certain Transactions with Related Persons

Policies and Procedures on Transactions with Related Persons

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under such policy, a related person transaction (as defined in the policy), and any material amendment or modification to a related person transaction, will be reviewed and approved or ratified by a committee of the Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of the Board of Directors.

In connection with the review and approval or ratification of a related person transaction:

•

management will disclose to the committee or disinterested directors, as applicable, information such as the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction and other the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•

management will advise the committee or disinterested directors, as applicable, as to other relevant considerations such as whether the related person transaction conflicts with the terms of our agreements governing our material outstanding indebtedness that limit or restricts our ability to enter into a related person transaction; and

•	related person transactions will be disclosed in our applicable filings under the Securities Act of 1933, as amended or the Exchange Act, and related rules, and, to the extent required.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” or “non-employee” director, as applicable, under the rules and regulations of the SEC. Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.

Stockholders Agreement

In August 2014, we entered into a stockholders agreement with LGP, certain of our executive officers and certain other stockholders. The stockholders agreement contained, among other things, certain restrictions on the ability of LGP and our other stockholders to freely transfer shares of our stock, a right of first refusal to us and LGP for other stockholders’ shares, a repurchase right for us for certain shares held by management stockholders and drag-along and tag-along rights in

48	2023 Proxy Statement

Certain Transactions with Related Persons

connection with certain transfers of shares by LGP. It also provided that each party to the stockholders agreement agrees to vote all of their shares to elect the initial individuals designated to serve on our board, and for registration rights.

In connection with the IPO, we amended and restated the stockholders agreement (the “Stockholders Agreement”) to eliminate certain provisions (but maintain those related to the registration rights, which are described below) and to provide specific board rights and obligations. The Stockholders Agreement includes provisions pursuant to which we granted the right to cause us, in certain instances, at our expense, to file registration statements under the Securities Act covering resales of our common stock held by LGP, and the right to LGP and certain other stockholders to piggyback on such registration statements in certain circumstances. These shares represent approximately 66.6% of our common stock as of March 31, 2023. These shares also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. The Stockholders Agreement also requires us to indemnify such stockholders in connection with any registrations of our securities. In addition, the Stockholders Agreement provides that LGP is entitled to designate individuals to be included in the slate of nominees recommended by our board of directors for election to our board of directors, to ensure that the composition of our board of directors and its committees complies with the provisions of the Stockholders Agreement related to the composition of our board of directors and its committees.

Indemnification Agreements

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in our amended and restated bylaws. In addition, our amended and restated certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or executive officer.

Stockholder Proposals and Director Nominations

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2024 (the “2024 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 222 E. 5th Street, Tucson, Arizona 85705, in writing not later than December 14, 2023.

Stockholders intending to present a proposal at our 2024 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting no earlier than January 26, 2024, and no later than February 25, 2024. The notice must contain the information required by our Bylaws. If the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after May 25, 2024, then our Corporate Secretary must receive such written notice not later than the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

2023 Proxy Statement	49

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

In connection with our solicitation of proxies for our 2024 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

50	2023 Proxy Statement

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Mediant Communications at www.investorelections.com/MCW, by emailing your control number to paper@investorelections.com, or by phone at 866-648-8311.

2023 Proxy Statement	51

2022 Annual Report

Our 2022 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice and Access Card can access our 2022 Annual Report, including our Annual Report on Form 10-K for 2022, at www.proxydocs.com/MCW.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, Mister Car Wash, Inc., 222 E. 5th Street, Tucson, Arizona 85705.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice and Access Card or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

John Lai
Chairperson, President and Chief Executive Officer

Tucson, Arizona

April 12, 2023

52	2023 Proxy Statement

Appendix A: Certificate of Amendment of Amended and Restated

Certificate of Incorporation of the Company

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MISTER CAR WASH, INC.

Mister Car Wash, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.	The Amended and Restated Certificate of Incorporation of the Corporation was originally filed with the Delaware Secretary of State on July 2, 2021 (the “Certificate of Incorporation”).

2.	Section 1 of Article VII of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

Section 1. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.

3.	The aforesaid amendment to the Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed this [    ] day of [    ], 2023.

MISTER CAR WASH, INC.

By:

2023 Proxy Statement	53

Appendix B: Definitions and Reconciliations of Non-GAAP Financial

Measures

Reconciliation of “Net Income” to “Adjusted EBITDAR”

In millions (unaudited)	Year Ended December 31,
	2022	2021

Net income (loss)	$112,900	$(22,045)

Interest expense, net	41,895	39,424

Income tax provision (benefit)	32,924	(25,093)

Depreciation and amortization expense	61,580	50,559

Gain on sale of assets	(949)	(23,188)

Loss on extinguishment of debt	—	3,204

Stock-based compensation expense	22,305	216,579

Acquisition expenses	3,648	4,617

Management fees	—	500

Non-cash rent expense	2,792	1,659

Expenses associated with initial public offering	272	1,599

Expenses associated with secondary public offering	—	498

Other	4,279	6,035

Adjusted EBITDA	$281,646	$254,348

Cash rent expense	86,767	78,455

Bonus expense	9,867	11,505

Acquired store EBITDA	(1,371)	39

Adjusted EBITDAR	$376,909	$344,347

Adjusted EBITDAR Growth %	9.46%

Non-GAAP Financial Measures

This document includes financial information that does not conform to U.S. GAAP and is considered non-GAAP measures. Management uses these measures internally for planning, forecasting, and evaluating the performance of the Company’s segments, including allocating resources. Our management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year-over-year results. These non-GAAP measures supplement the Company’s U.S. GAAP disclosures and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Non-GAAP measures included in this Proxy Statement are defined below.

54	2023 Proxy Statement

Appendix B: Definitions and Reconciliations of Non-GAAP Financial Measures

Adjusted EBITDAR

The Company’s calculation of Adjusted EBITDAR for purposes of determining bonus compensation is equivalent to its presentation of Adjusted EBITDA as described in “Key Performance Indicators and Non-GAAP Measures” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC, except further adjusted for the Company’s cash rent expense and bonus expense. Adjusted EBITDAR for 2022 took into account all operating locations as of January 1, 2022, plus all greenfield locations, but excluded any sites acquired during 2022. Adjusted EBITDAR is a non-GAAP financial measure.

2023 Proxy Statement	55

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/MCW ● Cast your vote online ● Have your Proxy Card ready ● Follow the simple instructions to record your vote
PHONE Call 1-866-447-0865 ● Use any touch-tone telephone ● Have your Proxy Card ready ● Follow the simple recorded instructions
MAIL ● Mark, sign and date your Proxy Card ● Fold and return your Proxy Card in the postage-paid envelope provided
“ALEXA, VOTE MY PROXY” ● Open Alexa app and browse skills ● Search “Vote my Proxy” ● Enable skill
You must register to attend the meeting online and/or participate at www.proxydocs.com/MCW

Mister Car Wash, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 31, 2023

TIME:	Thursday, May 25, 2023 10:00 AM, Mountain Standard Time
PLACE:	Annual Meeting to be held live via the Internet Please visit www.proxydocs.com/MCW for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John Lai and Jedidiah Gold (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mister Car Wash, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Mister Car Wash, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

	PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	To approve the four Class II nominees to the Board of Directors to serve until the
Company's Annual Meeting of Stockholders to be held in 2026 and until their respective successors are duly elected and qualified;
		FOR	WITHHOLD
	1.01 J. Kristofer Galashan	☐	☐			FOR

	1.02 Jeffrey Suer	☐	☐			FOR

	1.03 Ronald Kirk	☐	☐			FOR

	1.04 Veronica Rogers	☐	☐			FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023;	☐	☐	☐		FOR
		FOR	AGAINST	ABSTAIN
3.	To approve an Amendment to the Company's Amended and Restated Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation;	☐	☐	☐		FOR
		1YR	2YR	3YR	ABSTAIN
4.	To hold a non-binding advisory vote on the frequency of future non-binding advisory stockholder votes on the compensation of the Company's named executive officers	☐	☐	☐	☐	1 YEAR

5.	To conduct any other business properly brought before the meeting or any continuations, adjournments or postponements thereof.

  You must register to attend the meeting online and/or participate at www.proxydocs.com/MCW

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date